Exhibit 4.48

EXECUTION VERSION

3 May 2016

ALIBABA GROUP HOLDING LIMITED
as the Company

THE FINANCIAL INSTITUTIONS LISTED HEREIN
as Original Lenders

THE FINANCIAL INSTITUTIONS LISTED HEREIN
as New Lenders

CITICORP INTERNATIONAL LIMITED
as Agent

SYNDICATION AND
AMENDMENT AGREEMENT
in respect of a
US$3,000,000,000 Facility Agreement
dated 9 March 2016

THIS SYNDICATION AND AMENDMENT AGREEMENT (this Agreement) is dated 3 May 2016 and made between:

(1)                                 ALIBABA GROUP HOLDING LIMITED (the Company);

(2)                                 THE FINANCIAL INSTITUTIONS listed in Part A of Schedule 1 (The Parties) as original lenders (the Original Lenders);

(3)                                 THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as new lenders (the New Lenders); and

(4)                                 CITICORP INTERNATIONAL LIMITED as facility agent of the Finance Parties (other than itself) (the Agent).

WHEREAS:

(A)                               The Company, the Agent and the Original Lenders entered into a facility agreement dated 9 March 2016 (the Original Facility Agreement).

(B)                               Each Original Lender as part of syndication is transferring by way of novation certain of its Commitments, rights and obligations under the Original Facility Agreement to the New Lenders on the terms set out in this Agreement.

(C)                               The parties to this Agreement have agreed that on the Effective Date (as defined below) the Total Commitments under the Original Facility Agreement will be increased from US$3,000,000,000 to US$4,000,000,000 and the Original Facility Agreement shall be amended on the terms set out in this Agreement.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                                          In this Agreement:

Amended Facility Agreement means the Original Facility Agreement, as amended by this Agreement.

Effective Date means 5 May 2016, provided that on or before such date, the Agent has given the notification referred to in paragraph (c)(i) of Clause 2.6 (New Lenders’ participations).

Party means a party to this Agreement.

1.2                                         Save as defined in this Agreement, words and expressions defined in the Original Facility Agreement shall have the same meanings in this Agreement.

1.3                                         Clauses 1.2 (Construction) and 1.3 (Third Party rights) of the Original Facility Agreement shall be deemed to be incorporated into this Agreement save that references in the Original Facility Agreement to “this Agreement” shall be construed as references to this Agreement.

1.4                                         This Agreement constitutes a Finance Document for the purposes of the Original Facility Agreement and the Amended Facility Agreement.

2.                                      TRANSFER BY NOVATION AND AMENDMENTS

2.1                               Transfer by novation and amendments

With effect from the Effective Date:

(a)                                 each Original Lender shall transfer by novation in accordance with Clause 21.5 (Procedure for transfer) of the Original Facility Agreement (except to the extent amended or varied pursuant to the terms of this Agreement) all or part of its Commitment, and the corresponding rights and obligations under the Original Facility Agreement to a New Lender;

(b)                                 in addition to the Commitments, and the corresponding rights and obligations being transferred to the New Lenders in accordance with paragraph (a) above, the Original Lenders and the New Lenders shall provide certain additional Commitments; and

(c)                                  the Original Facility Agreement shall be amended as set out in Schedule 4 (Amendments to Original Facility Agreement),

so that on the Effective Date:

(i)                                each New Lender will become a Lender under the Amended Facility Agreement with the Commitment as set out in the column opposite its name in Schedule 2 (The Lenders);

(ii)                             each Original Lender’s Commitment shall be reduced to the respective amount set out in the column opposite its name in Schedule 2 (The Lenders);

(iii)                          each Party agrees that this Agreement constitutes a Transfer Certificate and consents to the New Lenders becoming Lenders under the Amended Facility Agreement;

(iv)                         each New Lender will become a Lender under the Amended Facility Agreement with a participation in each Loan which was made before the Effective Date and which is outstanding on the Effective Date as set out in the column opposite its name in Schedule 3 (Effective Date Participations);

(v)                            each Original Lender’s participation in each Loan which was made before the Effective Date and which is outstanding on the Effective Date shall be as set out in the column opposite its name in Schedule 3 (Effective Date Participations); and

(vi)                         the Total Commitments under the Original Facility Agreement (being US$3,000,000,000 at the date of this Agreement) shall be increased to US$4,000,000,000.

2.2                               Procedure for transfer by novation

The transfer by novation set out in paragraph (a) of Clause 2.1 (Transfer by novation and amendments) above shall take effect on the Effective Date so that:

(a)                                 to the extent that in Clause 2.1 (Transfer by novation and amendments) an Original Lender seeks to transfer by novation its rights and obligations under the Original

Facility Agreement to a New Lender, the Company and such Original Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the Discharged Rights and Obligations);

(b)                                 the Company and such New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Company and such New Lender have assumed and/or acquired the same in place of the Company and such Original Lender;

(c)                                  the Agent, such New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer by novation and to that extent the Agent and such Original Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)                                 such New Lender shall become a party to the Amended Facility Agreement as a Lender.

2.3                               Amounts due on or before the Effective Date

Any amounts payable to the Original Lenders by the Company pursuant to any Finance Document (including, without limitation, all interest, fees and commission payable on the Effective Date) in respect of any period ending on or before the Effective Date shall be for the account of the Original Lenders and none of the New Lenders shall have any interest in, or any rights in respect of, any such amount.

2.4                               Limitation of responsibility of Original Lenders

(a)                                 On the Effective Date, each New Lender confirms to the Original Lenders that it:

(i)                           has received a copy of the Original Facility Agreement together with such other information as it has required in connection with the transaction contemplated under this Agreement and the Original Facility Agreement;

(ii)                        has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and its related entities in connection with its participation in this Agreement and the Original Facility Agreement and has not relied exclusively on any information provided to it by any Original Lender in connection with any Finance Document;

(iii)                     will continue to make its own independent appraisal of the creditworthiness of the Company and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force; and

(iv)                    is a New Lender within the meaning of Clause 21.1 (Transfer by the Lenders) of the Original Facility Agreement and that it is not a Prohibited Transferee.

(b)                                 Unless expressly agreed to the contrary, no Original Lender or Administrative Party makes any representation or warranty or assumes any responsibility to the New Lenders for:

(i)                           the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                        the financial condition of the Company;

(iii)                     the performance and observance by the Company of its obligations under the Finance Documents or any other documents; or

(iv)                    the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document,

and any representations or warranties implied by law are excluded.

(c)                                  Nothing in any Finance Document obliges any Original Lender to:

(i)                           accept a re-transfer from any New Lender of any of the rights and obligations transferred by novation under this Agreement; or

(ii)                        support any losses directly or indirectly incurred by a New Lender by reason of the non-performance by the Company of its obligations under the Finance Documents or otherwise.

2.5                               Administrative Details and Account Details

Each New Lender confirms to the Agent that:

(a)                                 for the purposes of Clause 28.2 (Addresses) of the Amended Facility Agreement, its Facility Office details and address, fax number and attention details for notices are as notified in writing to the Agent prior to the date on which it becomes a Party; and

(b)                                 for the purposes of Clause 26.2 (Distributions by the Agent) of the Amended Facility Agreement, its account details for payments under the Finance Documents are as specified in Schedule 5 (Account details).

2.6                               New Lenders’ participations

(a)                                 On or before 5 May 2016, each New Lender shall fund the Agent’s account as the Agent has notified to the New Lenders (for the account of the Original Lenders) (such that by 12:00 noon (Hong Kong time) (the Cut-off Time) the Agent receives remittance evidence in the form of MT202 or MT103 in respect of such funding (collectively, the Remittance Evidence)) in an amount equal to their respective funded commitments as set out in the column opposite its name in Schedule 3 (Effective Date Participations) (the aggregate of such amount, the Funding Proceeds).

(b)                                 If, by the Cut-Off Time on 5 May 2016, the Agent has not received the Remittance Evidence in respect of all the Funding Proceeds, each of the New Lenders which has so funded in accordance with paragraph (a) above will have returned to it on the immediately following Business Day that amount of the Funding Proceeds it has paid to the Agent, and no Effective Date will occur for the purposes of this Agreement.

(c)                                  If the Agent has received the Remittance Evidence in respect of the Funding Proceeds by the Cut-Off Time on 5 May 2016, the Agent shall:

(i)                           as soon as reasonably practicable upon such receipt, give a notification to each other Party of the completion of the steps described in paragraph (a) above; and

(ii)                        as soon as reasonably practicable after the giving of the notification described in paragraph (c)(i) above, make such balancing payments out of the Funding Proceeds to each Original Lender (by crediting the relevant amount into such account as the relevant Original Lender has notified to the Agent) as may be required so as to ensure that each Lender’s (including each New Lender’s and each Original Lender’s) participation in outstanding Loans as at the Effective Date shall be the amount as set out in the column opposite its name in Schedule 3 (Effective Date Participations).

(d)                                 For the avoidance of doubt, no Break Costs will be payable as a result of the readjustment of participations in outstanding Loans pursuant to this Agreement.

3.                                      CONSENT OF THE NEW LENDERS

Pursuant to Clause 21.7 (Existing consents and waivers) of the Original Facility Agreement, each New Lender is bound by any consent, waiver, election or decision given or made by the Original Lenders under or pursuant to any Finance Documents prior to the signing by all Parties of this Agreement.

4.                                      CONSENTS AND WAIVERS

4.1                               Consent and Waiver

The Company, the Original Lenders and the Agent:

(a)                                 consent to the New Lenders becoming Lenders; and

(b)                                 waive the requirements of Clause 21 (Changes to the Lenders) of the Original Facility Agreement for the purposes of this Agreement and for the transfer by novation effected pursuant to this Agreement.

4.2                               Agent’s Waiver

The Agent waives the requirement for the payment of the fee referred to in Clause 21.3 (Transfer fee) of the Original Facility Agreement in respect of the transfers by novation effected pursuant to this Agreement.

5.                                      MISCELLANEOUS

5.1                               This Agreement is a Finance Document.

5.2                               This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.3                               The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

6.                                      GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

7.                                      ENFORCEMENT

7.1          The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute to any non-contractual obligations arising from or in connection with this Agreement and any dispute relating to the existence, validity or termination of this Agreement) (a Dispute).

7.2                               The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

7.3                               This Clause 7 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

Part A
THE ORIGINAL LENDERS

Australia and New Zealand Banking Group Limited

Citibank N.A., Hong Kong Branch

Credit Suisse AG, Singapore Branch

Deutsche Bank AG, Singapore Branch

Goldman Sachs Bank USA

Goldman Sachs International Bank

JPMorgan Chase Bank, N.A., Hong Kong Branch

Mizuho Bank, Ltd., Hong Kong Branch

Morgan Stanley Bank, N.A.

Part B
THE NEW LENDERS

Wing Lung Bank, Limited

China Construction Bank (Asia) Corporation Limited

Bank of China Limited Macau Branch

Industrial and Commercial Bank of China (Asia) Limited

Bank of Communications Co., Ltd (Acting through its Offshore Banking Unit)

Bank of Communications Co., Ltd. Hong Kong Branch

China Merchants Bank Co., Ltd., Hong Kong Branch

China Merchants Bank Co.,Ltd, Off-Shore Banking Center

DBS BANK LTD.

Nanyang Commercial Bank, Limited

Standard Chartered Bank (Hong Kong) Limited

The Bank of East Asia, Limited ()

Wells Fargo Bank, National Association

Hang Seng Bank Limited

Bank of Communications Co., Ltd. Macau Branch

KGI Bank

Sumitomo Mitsui Banking Corporation

Cathay United Bank

Mega International Commercial Bank Co., Ltd., Offshore Banking Branch

Taishin International Bank

SCHEDULE 2

THE LENDERS

SCHEDULE 3

EFFECTIVE DATE PARTICIPATIONS

SCHEDULE 4

AMENDMENTS TO ORIGINAL FACILITY AGREEMENT

(a)                                 Clause 1.1   (Definitions) is amended as follows:

(i)                  the following new definitions shall be added:

““Increased Commitments” means the difference between the Total Commitments as of the Upsize Effective Date and the Original Commitments.

“Original Commitments” means the Total Commitments as of the date of this Agreement, being US$3,000,000,000.

“Syndication and Amendment Agreement” means the syndication and amendment agreement between (among others) the Company, the Original Lenders and the Agent.

“Upsize Effective Date” means 5 May 2016.”

(ii)                    the definition of “Availability Period” shall be deleted and replaced in its entirety with the following:

““Availability Period” means:

(a)                                 in respect of the Original Commitments, the period from and including the date of this Agreement to and including the date falling three (3) months after the date of this Agreement; and

(b)                                 in respect of the Increased Commitments, the period from and including the Upsize Effective Date to and including the date falling three (3) months after the Upsize Effective Date.”

(iii)                     the definition of “Total Commitments” shall be deleted and replaced in its entirety with the following:

““Total Commitments” means the aggregate of the Commitments (being US$3,000,000,000 at the date of this Agreement and US$4,000,000,000 at the Upsize Effective Date).”

(iv)                    the definition of “Commitment” shall be deleted and replaced in its entirety with the following:

““Commitment” means:

(a)                                 in relation to an Original Lender, (i) the amount set opposite its name under the heading Commitment in (at any time prior to occurrence of the Upsize Effective Date) Schedule 1 (The Original Lenders) or (with effect from the occurrence of the Upsize Effective Date) Schedule 2 (The Lenders) to the Syndication and Amendment Agreement and (ii) the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with

Clause 2.2 (Increase) or Clause 2.3 (Additional Commitments); and

(b)                                 in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Additional Commitments) or the Syndication and Amendment Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.”

(b)                                 The following new paragraph (a)(v) shall be added in Clause 1.2 (Construction) and the subsequent paragraphs shall be renumbered accordingly:

“(v)                           “the date of this Agreement” is a reference to 9 March 2016;”

(c)                                  Paragraph (a) of Clause 11.1 (Commitment fee) shall be deleted and replaced in its entirety with the following:

“(a)                           The Company shall pay to the Agent (for the account of each Lender) a fee in US Dollars computed and accruing on a daily basis with effect from (but excluding) the date falling 45 days after the Upsize Effective Date (the “Commitment Fee Commencement Date”) at 0.25 per cent. per annum on that Lender’s Available Commitment for the Availability Period of the Increased Commitments at close of business (in New York) on each day of such Availability Period falling after the Commitment Fee Commencement Date (or, if any such day shall not be a Business Day, at such close of business on the immediately preceding Business Day).”

(d)                                 The phrase “the giving of notice of the lapse of time” shall be replaced by the phrase “the giving of notice or the lapse of time” in Clause 18.4 (Notification of default).

(e)                                  The phrase “on the due for payment” shall be replaced by the phrase “on the due date for payment” in the last sentence of paragraph (a) of Clause 26.5 (Impaired Agent).

(f)                                   The paragraph reference “(ii)” shall be replaced by the paragraph reference “(i)” in paragraph (a)(ii) of Clause 26.6 (Partial payments).

SCHEDULE 5

ACCOUNT DETAILS

SIGNATURE PAGES

The Company

ALIBABA GROUP HOLDING LIMITED

By:

Name:	Timothy Alexander Steinert
Title:	Authorized Signatory

[Signature Page to the Syndication and Amendment Agreement]

The Original Lenders

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:

Chris RACITI	Elizabeth Davies
Head of North & North-East Asia	Head of Loans Structuring & Execution, Asia
Loan Syndications

[Signature Page to the Syndication and Amendment Agreement]

CITIBANK, N.A., HONG KONG BRANCH

By:	Asghar Ali

[Signature Page to the Syndication and Amendment Agreement]

CREDIT SUISSE AG, SINGAPORE BRANCH

By:
Colin Rice	Andrea Woo
Director General Counsel Division	Director

[Signature Page to the Syndication and Amendment Agreement]

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:

Ananda Chakravorty
Managing Director

[Signature Page to the Syndication and Amendment Agreement]

GOLDMAN SACHS BANK USA

By:
Rebecca Kratz
Authorized Signatory

[Signature Page to the Syndication and Amendment Agreement]

GOLDMAN SACHS INTERNATIONAL BANK

By:

[Signature Page to the Syndication and Amendment Agreement]

JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH

By:

Neha Rastogi
Executive Director

[Signature Page to the Syndication and Amendment Agreement]

MIZUHO BANK, LTD., HONG KONG BRANCH

By:

Davis Chai
Senior Deputy General Manager

[Signature Page to the Syndication and Amendment Agreement]

MORGAN STANLEY BANK, N.A.

By:
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to the Syndication and Amendment Agreement]

The New Lenders

WING LUNG BANK, LIMITED

By:

Wilson He	Boris Liu
Department Head	Syndication Head
Corporate Banking Department

[Signature Page to the Syndication and Amendment Agreement]

CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED

By:

1831 MA, Ivan Siu-Wah
Benny Ha
General Manager of CBDI

[Signature Page to the Syndication and Amendment Agreement]

BANK OF CHINA LIMITED MACAU BRANCH

By:

[Signature Page to the Syndication and Amendment Agreement]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

By:

CHOI, Mau Keung	Ms. Wong Wing Nar

[Signature Page to the Syndication and Amendment Agreement]

BANK OF COMMUNICATIONS CO., LTD (ACTING THROUGH ITS OFFSHORE BANKING UNIT)

By:

[Signature Page to the Syndication and Amendment Agreement]

BANK OF COMMUNICATIONS CO., LTD. HONG KONG BRANCH

By:

CHEN BUN (A118)	YIP YEE LEUNG (A060)

[Signature Page to the Syndication and Amendment Agreement]

CHINA MERCHANTS BANK CO., LTD., HONG KONG BRANCH

By:

[Signature Page to the Syndication and Amendment Agreement]

CHINA MERCHANTS BANK CO.,LTD, OFF-SHORE BANKING CENTER

By:

[Signature Page to the Syndication and Amendment Agreement]

DBS BANK LTD.

By:
Heng Yeow Khing Managing Director

[Signature Page to the Syndication and Amendment Agreement]

NANYANG COMMERCIAL BANK, LIMITED

By:

[Signature Page to the Syndication and Amendment Agreement]

STANDARD CHARTERED BANK (HONG KONG) LIMITED

By:

Lewis Wong
Managing Director & Regional Head,
Loan Syndications, G C & NEA
Corporate Finance

[Signature Page to the Syndication and Amendment Agreement]

THE BANK OF EAST ASIA, LIMITED

By:

	Christine Wong	Fanny Mok

[Signature Page to the Syndication and Amendment Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

John C. Gough
Senior Vice President

[Signature Page to the Syndication and Amendment Agreement]

HANG SENG BANK LIMITED

By:

[Signature Page to the Syndication and Amendment Agreement]

BANK OF COMMUNICATIONS CO., LTD. MACAU BRANCH

By:

[Signature Page to the Syndication and Amendment Agreement]

KGI BANK

By:

Name:	Jean Wu
Title:	Executive Vice President

[Signature Page to the Syndication and Amendment Agreement]

SUMITOMO MITSUI BANKING CORPORATION

By:

[Signature Page to the Syndication and Amendment Agreement]

CATHAY UNITED BANK

By:

[Signature Page to the Syndication and Amendment Agreement]

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., OFFSHORE BANKING BRANCH

By:

Name:	Yen Chen
Title:	SVP & GM

[Signature Page to the Syndication and Amendment Agreement]

TAISHIN INTERNATIONAL BANK

By:

[Signature Page to the Syndication and Amendment Agreement]

The Agent

CITICORP INTERNATIONAL LIMITED

By:
Terence Yeng
Vice President

[Signature Page to the Syndication and Amendment Agreement]